UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2018

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in
its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Impact of the Tax Cuts and Jobs Act

On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) was signed into law. The Act reduces the federal corporate income tax rate from 35% to 21% effective January 1, 2018, which Haynes International, Inc. (the “Company”) expects will positively impact the Company’s future effective tax rate and after-tax earnings in the United States. The Company may also be affected by certain other aspects of the Act, including, without limitation, provisions regarding repatriation of accumulated foreign earnings and deductibility of capital expenditures.  The Company is in the process of determining what, if any, effect those provisions will have on the Company’s financial results, and there can be no assurance of whether such additional effects will be positive or negative.

As a result of the reduction in the corporate income tax rate, the Company is required to revalue its net deferred tax asset to account for the future impact of lower corporate tax rates on this deferred amount and record any change in the value of such asset as a one-time non-cash charge on its income statement. The Company has performed a preliminary analysis of its first quarter of fiscal 2018 tax provision based on the new tax rate as compared to the previous effective tax rate of 40% (which includes state and foreign taxes), and preliminarily determined the amount of such expense to be approximately $19.0 to $20.0 million, which will reduce the Company’s first quarter fiscal 2018 results.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended September 30, 2017.

Forward-looking statements include statements regarding the estimated effects of the Act on the Company’s financial results for the first quarter of fiscal 2018. These forward-looking statements consist of preliminary estimates, are based on currently available information, as well as the Company’s current interpretations, assumptions and expectations relating to the Act, and are subject to change, possibly materially, due to a variety of factors, including, among others, (i) finalization of the Company’s financial closing and reporting processes, (ii) management’s further assessment of the Act and related regulatory guidance; (iii) guidance that may be issued; and (iv) actions the Company may take as a result of the Act.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: January 19, 2018	By:	/s/ Daniel W. Maudlin
Daniel W. Maudlin
Vice President—Chief Financial Officer